Oportun Reports Second Quarter 2021 Financial Results
Aggregate originations growth of 175% year-over-year

Diluted and Adjusted EPS of $0.24 and $0.56, respectively

SAN CARLOS, CA – August 5, 2021 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun” and the "Company") today reported financial results for the second quarter ended June 30, 2021.

“We delivered strong results for our second quarter, with aggregate originations and bottom-line growth that demonstrate our superior customer offering and differentiated A.I.-driven capabilities," said Raul Vazquez, CEO of Oportun. "Our growth is being driven by broader engagement with both new and returning customers across our digital platform, including through our lending-as-a-service offering. At the same time, we are also delivering some of the best credit metrics in the history of the company. We remain on track to achieve our 2021 strategic priorities, and we look forward to building on our momentum in the second half of this year."
Second Quarter 2021 Results

Metric	GAAP		Adjusted[1]
	2Q21	2Q20	2Q21	2Q20
Total revenue	$138.3	$142.7	$138.3	$142.7
Net income (loss)	$7.2	$(34.2)	$17.0	$(35.1)
Diluted earnings (loss) per share	$0.24	$(1.26)	$0.56	$(1.29)
Adjusted EBITDA			$4.5	$4.8
Dollars in millions, except per share amounts.

Second Quarter 2021

◦Aggregate Originations were $433 million, up 175% year-over-year
◦Managed Principal Balance at End of Period was $1.87 billion, down 3% year-over-year
◦30+ Day Delinquency Rate of 2.5% as compared to 3.7% for the prior-year period
◦Annualized Net Charge-Off Rate of 6.4% as compared to 10.6% for the prior-year period

Financial and Operating Results

Previously, in order to facilitate useful measures for period-to-period comparisons of its business, the Company provided unaudited financial information on a GAAP basis as well as a Fair Value Pro Forma ("FVPF") adjusted basis to reflect the Company's performance as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. As of January 1, 2021, the FVPF adjustments are no longer necessary because all loans originated and held for investment and all asset-backed notes issued are recorded at fair value. All figures are as of June 30, 2021, unless otherwise noted.

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures. GAAP and Adjusted total revenue are the same for 2021 and 2020.

Financial Results

Revenue – Total revenue for the second quarter was $138.3 million, as compared to $142.7 million in the prior-year quarter. The decrease was primarily driven by lower interest income attributable to the Company's Average Daily Principal Balance, which declined due to the COVID-19 pandemic. Net Revenue for the second quarter was $120.2 million, an increase of 225.8% as compared to FVPF Net Revenue of $36.9 million in the prior-year quarter. Net revenue improved from the prior year due to the Company's credit management, leading to both lower charge-offs and increased fair value of its loans, driven by its improved credit outlook.

Operating Expenses – For the second quarter, total operating expense was $110.4 million, as compared to $93.0 million in the prior-year quarter. Operating expense in the Company's unsecured personal loan business, excluding certain non-recurring charges and investment in new products, increased 6% year-over-year to $92.0 million. Operating expenses associated with new products grew year-over-year by $6.2 million to $10.2 million. In the second quarter, the Company also incurred $4.9 million of costs associated with its retail network optimization. The Company estimates remaining optimization expenses to be immaterial. The Company also recognized a $3.3 million impairment on a right-of-use asset related to its leased office space in San Carlos, California due to management's decision to move toward a remote-first work environment.

Net Income (Loss) and Adjusted Net Income (Loss) – Net income was $7.2 million, as compared to a net loss of $34.2 million in the prior-year quarter. Adjusted Net Income was $17.0 million as compared to a $35.1 million loss in the prior-year quarter. The increases in net income and Adjusted Net Income are attributable to improved current period charge-offs, among the lowest in the company's history, as well as a significant improvement in credit outlook, which increased the value of the Company's loan portfolio.

Earnings (Loss) Per Share and Adjusted EPS – GAAP earnings per share, basic and diluted, were $0.26 and $0.24, respectively, for the three months ended June 30, 2021. GAAP earnings (loss) per share, basic and diluted, were both $(1.26) in the prior-year quarter. Adjusted Earnings (Loss) Per Share was $0.56 as compared to $(1.29) in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $4.5 million, down from $4.8 million in the prior-year quarter. The Company's investment in new products impacted its second quarter EBITDA by $7.9 million. The Company believes that Adjusted EBITDA is a useful metric because it is a proxy for Oportun's pre-tax cash profitability. In addition to adding back taxes, depreciation, amortization, stock-based compensation and certain non-recurring charges, Adjusted EBITDA also excludes the non-cash impact of fair value accounting.

Origination Trends
Originations for the second quarter were $433.0 million, as compared to $157.6 million in the prior-year quarter. This 174.7% increase was primarily due to higher demand and higher application approval rates as the Company has returned to its pre-pandemic underwriting practices.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the quarter was 6.4%, compared to 10.6% for the prior-year quarter. The improved current period charge-offs are among the lowest in the Company's history.

30+ Day Delinquency Rate – The Company's 30+ Day Delinquency Rate was 2.5% at the end of the quarter, compared to 3.7% at the end of the prior-year quarter. The improvement was due to the effectiveness of the Company's collections tools and payment options, as well as overall economic recovery and improved portfolio credit quality as a result of its tightened lending criteria and underwriting practices for loans originated at the start of the pandemic.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the quarter was 79.8% as compared to 65.2% in the prior-year quarter. Adjusted Operating Efficiency for the second quarter was 70.0%, as compared to 60.0% in the prior-year quarter. Operating Efficiency and Adjusted Operating Efficiency reflected the Company's investments in new products. Adjusted Operating Efficiency excludes stock-based compensation expense, the Company's retail network optimization expenses and impairment charges.

Return On Equity ("ROE") and Adjusted ROE – ROE for the quarter was 6.1%, as compared to (29.4)% in the prior-year quarter.  Adjusted ROE for the quarter was 14.2%, as compared to (29.9)% in the prior-year quarter.

New Products

Secured personal loans – As of June 30, 2021, the Company had a secured personal loan receivables balance of $13.9 million, up from $0.1 million at the end of the second quarter 2020, and up 160% sequentially.

Credit card receivables – As of June 30, 2021, the Company was servicing $19.4 million in credit card receivables, an increase of 608% over the prior-year quarter and more than double the amount of receivables sequentially.

Funding and Liquidity

As of June 30, 2021, total cash was $358.0 million, consisting of cash and cash equivalents of $138.4 million and restricted cash of $219.5 million. Restricted cash is currently elevated due to $171.3 million of cash in the prefunding account of the Company's 2021-B securitization, which the Company expects to use to purchase eligible loans. Cost of Debt and Debt-to-Equity were 3.3% and 3.3x, respectively, for and at the end of the second quarter 2021 as compared to FVPF Cost of Debt and FVPF Debt-to-Equity of 4.2% and 3.1x, respectively, for and at the end of the prior-year quarter. As of June 30, 2021, the Company had $400.0 million of undrawn capacity on its existing $400.0 million warehouse line. The Company's warehouse line is committed through October 2021.

•On April 8, 2021, the Company's wholly-owned subsidiary, Oportun Funding IX, LLC, the issuer under the Series 2018-B asset-backed securitization transaction, completed the redemption of all $225 million of outstanding 2018-B Notes, plus the accrued and unpaid interest, to satisfy and discharge Oportun Funding IX, LLC's obligations under the 2018-B Notes and the indenture. The redemption price was funded by drawing upon the Company's Secured Financing facility and using unrestricted cash.

•On May 10, 2021, the Company announced the issuance of its largest bond deal to date, with $500 million of 3-year, fixed-rate notes, issued by Oportun Issuance Trust 2021-B. It is the Company's first asset-backed securitization where secured personal loans are included as eligible collateral. The transaction also provides flexibility and funding for the Company's other key growth initiatives. The transaction was priced at a weighted average interest rate of 2.05% per annum.

Financial Outlook for Third Quarter and Full Year 2021

Oportun is providing the following guidance for 3Q 2021 and full year 2021 as follows:

	3Q 2021	Full Year 2021
Aggregate Originations	$600 M	$2.125 B
Total Revenue	$152 M	$602 - $606 M
Adjusted EBITDA	$3 - $5 M	$7 - $10 M
Adjusted Net Income	$12 - $14 M	$55 - $58 M
Adjusted EPS	$0.40 - $0.46	$1.83 - $1.93
Annualized Net Charge-Off Rate	6.7% +/- 10 bps	7.4% +/- 10 bps

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss second quarter 2021 results at 5:00 p.m. ET (2:00 p.m. PT) today. The dial-in number for the conference call is 800-926-9908 (toll-free) or 212-231-2912 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Efficiency, and Adjusted Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these Non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a financial services company that leverages its digital platform to provide responsible consumer credit to hardworking people. Using A.I.-driven models that are built on 15 years of proprietary customer insights and billions of unique data points, Oportun has extended more than $10.5 billion in affordable credit, providing its customers with alternatives to payday and auto title loans. In recognition of its responsibly designed products which help consumers build their credit history, Oportun has been certified as a Community Development Financial Institution (CDFI) since 2009. The Company has applied for a national bank charter to expand its services and make its products available in all 50 states. For more information visit oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, achievement of our strategic priorities, warehouse line of credit commitment and our third quarter and 2021 full year outlook. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “project,” "outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and include, but are not limited to, the extent and duration of the COVID-19 pandemic, market and economic disruptions stemming from the COVID-19 pandemic; Oportun’s future financial performance, including trends in revenue, net revenue, operating expenses, and net income; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun's ability to increase the volume of loans it makes; Oportun’s ability to successfully offer loans in additional states; Oportun’s ability to receive a national bank charter and the expected benefits a national bank charter may have on Oportun’s business; and Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Nils Erdmann
650-810-9074
ir@oportun.com

Media Contact
Usher Lieberman
650-769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Interest income	$128.6	$136.1	$255.8	$286.8
Non-interest income	9.7	6.6	17.8	19.3
Total revenue	138.3	142.7	273.6	306.1
Less:
Interest expense	12.2	15.1	25.7	31.5
Net decrease in fair value	(5.9)	(81.5)	(17.5)	(148.0)
Net revenue	120.2	46.1	230.4	126.7

Operating expenses:
Technology and facilities	33.1	31.5	66.0	62.3
Sales and marketing	23.7	20.1	47.6	44.9
Personnel	28.5	27.7	55.4	53.3
Outsourcing and professional fees	14.8	11.1	27.4	24.7
General, administrative and other	10.2	2.6	20.2	6.5
Total operating expenses	110.4	93.0	216.7	191.6

Income (loss) before taxes	9.8	(46.9)	13.8	(64.9)
Income tax expense (benefit)	2.6	(12.7)	3.5	(17.4)
Net income (loss)	$7.2	$(34.2)	$10.3	$(47.5)

Diluted Earnings (Loss) per Common Share	$0.24	$(1.26)	$0.34	$(1.75)
Diluted Weighted Average Common Shares	30,050,847	27,233,394	29,836,089	27,125,054

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$138.4	$136.2
Restricted cash	219.5	32.4
Loans receivable at fair value	1,726.9	1,696.5
Interest and fees receivable, net	13.0	15.4
Right of use assets - operating	36.0	46.8
Other assets	87.6	81.7
Total assets	$2,221.5	$2,009.1

Liabilities and stockholders' equity
Liabilities
Secured financing	$—	$246.4
Asset-backed notes at fair value	1,613.6	1,167.3
Lease liabilities	45.7	49.7
Other liabilities	77.8	79.3
Total liabilities	1,737.2	1,542.7
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	444.2	436.5
Accumulated other comprehensive loss	(0.2)	(0.3)
Retained earnings	46.7	36.4
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	484.3	466.4
Total liabilities and stockholders' equity	$2,221.5	$2,009.1

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$7.2	$(34.2)	$10.3	$(47.5)
Adjustments for non-cash items	22.4	73.9	55.4	146.8
Proceeds from sale of loans in excess of originations of loans sold and held for sale	4.5	1.8	9.5	9.9
Changes in balances of operating assets and liabilities	1.5	0.5	(21.3)	(15.1)
Net cash provided by operating activities	35.7	41.9	53.8	94.0

Cash flows from investing activities
Net loan principal repayments (loan originations)	(58.7)	140.1	(43.2)	107.9
Purchase of fixed assets, net of sales	(1.0)	(1.6)	(1.8)	(3.2)
Capitalization of system development costs	(6.5)	(5.7)	(12.1)	(11.1)
Net cash provided by (used in) investing activities	(66.1)	132.9	(57.2)	93.6

Cash flows from financing activities
Borrowings	645.7	—	1,017.5	235.0
Repayments	(440.2)	(182.8)	(822.0)	(359.8)
Net stock-based activities	(0.3)	(0.1)	(2.8)	(0.9)
Net cash provided by (used in) financing activities	205.2	(183.0)	192.7	(125.8)

Net increase in cash and cash equivalents and restricted cash	174.8	(8.1)	189.4	61.8
Cash and cash equivalents and restricted cash beginning of period	183.2	206.1	168.6	136.1
Cash and cash equivalents and restricted cash end of period	$358.0	$198.0	$358.0	$198.0

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Aggregate Originations (Millions)	$433.0	$157.6	$768.3	$590.4
Active Customers (Actuals)	684,843	676,830	684,843	676,830
Customer Acquisition Costs (Actuals)	$153	$413	$177	$232
Managed Principal Balance at End of Period (Millions)	$1,872.8	$1,938.4	$1,872.8	$1,938.4
30+ Day Delinquency Rate (%)	2.5%	3.7%	2.5%	3.7%
Annualized Net Charge-Off Rate (%)	6.4%	10.6%	7.5%	9.8%
Operating Efficiency (%)	79.8%	65.2%	79.2%	62.6%
Adjusted Operating Efficiency (%)	70.0%	60.0%	69.5%	58.6%
Return on Equity (%)	6.1%	(29.4)%	4.4%	(20.3)%
Adjusted Return on Equity (%)	14.2%	(29.9)%	12.4%	(15.3)%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
OTHER USEFUL METRICS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Number of loans originated (Actuals)	154,994	48,193	269,664	191,343
Average Daily Principal Balance (Millions)	$1,596.3	$1,736.5	$1,610.5	$1,799.3
Owned Principal Balance at End of Period (Millions)	$1,630.6	$1,642.6	$1,630.6	$1,642.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated August 5, 2021 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Operating Efficiency, Adjusted Return on Equity and Adjusted EPS.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Fair Value Pro Forma
As of January 1, 2021, Oportun no longer has any Fair Value Pro Forma adjustments as there are no longer any amortized cost balances. However, there were Fair Value Pro Forma adjustments related to its asset-backed notes at amortized cost for the three and six months ended June 30, 2020 as reflected in the following tables. Upon adoption of ASU 2019-05, effective January 1, 2020, the Company elected the fair value option on all remaining loans that had previously been measured at amortized cost. Accordingly, for the three and six months ended June 30, 2021 and 2020, the Company did not have any loans receivable measured at amortized cost. Therefore, there are no Fair Value Pro Forma adjustments related to assets or revenue as of and for the three or six months ended June 30, 2021 and 2020.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income (loss), adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with its retail network optimization plan and impairment charges, because it does not believe that these items reflect ongoing business operations. During the last three quarters of 2020 the Company excluded COVID-19 related expenses in its adjustments to derive Adjusted EBITDA. As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted EBITDA because the Company's business practices have been updated to operate in the current environment.
•The Company also reverses origination fees for Fair Value Loans, net. The Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income (Loss)
The Company defines Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with its retail network optimization plan and impairment charges, because it does not believe that these items reflect its ongoing business operations. During the last three quarters of 2020, the Company excluded COVID-19 related expenses in its adjustments to derive Adjusted Net Income. As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted Net Income because the Company's business practices have been updated to operate in the current environment.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency
The Company defines Adjusted Operating Efficiency as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as retail network optimization expenses and impairment charges divided by total revenue. During the last three quarters of 2020 the Company included COVID-19 related expenses in its adjustments to derive Adjusted Operating Efficiency. As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted Operating Efficiency because the Company's business practices have been updated to operate in the current environment. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficient the Company is at managing costs relative to revenue.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. Before January 1, 2021, the Company previously defined Adjusted Return on Equity as annualized Adjusted Net Income divided by average Fair Value Pro Forma total stockholders’ equity. Average Fair Value Pro Forma stockholders’ equity is an average of the beginning and ending Fair Value Pro Forma stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its Board to evaluate the profitability of the business in relation to equity and how well it generates income from the equity available. The Company believes Adjusted ROE is an important measure because it allows management, investors and Oportun's board of directors to evaluate the profitability of the business in relation to equity and how well the Company generates income from the equity available.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended June 30, 2021 (1)	Three Months Ended June 30, 2020
	As Reported	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$128.6	$136.1	$—	$136.1
Non-interest income	9.7	6.6	—	$6.6
Total revenue	138.3	142.7	—	142.7
Less:
Interest expense	12.2	15.1	(0.2)	14.9
Provision (release) for loan losses	—	—	—	—
Net decrease in fair value	(5.9)	(81.5)	(9.4)	(90.9)
Net revenue	120.2	46.1	(9.2)	36.9

Operating expenses:
Technology and facilities	33.1	31.5	—	31.5
Sales and marketing	23.7	20.1	—	20.1
Personnel	28.5	27.7	—	27.7
Outsourcing and professional fees	14.8	11.1	—	11.1
General, administrative and other	10.2	2.6	—	2.6
Total operating expenses	110.4	93.0	—	93.0

Income (loss) before taxes	9.8	(46.9)	(9.2)	(56.1)
Income tax expense (benefit)	2.6	(12.7)	(2.6)	(15.2)
Net income (loss)	$7.2	$(34.2)	$(6.6)	$(40.9)

Note: Numbers may not foot or cross-foot due to rounding.

(1) Beginning in 2021 the Company no longer includes any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value. Therefore, the three months ended June 30, 2021 is presented on a GAAP basis and the three months ended June 30, 2020 includes Fair Value Pro Forma adjustments related to its asset-backed notes at amortized cost.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Six Months Ended June 30, 2021 (1)	Six Months Ended June 30, 2020
	As Reported	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$255.8	$286.8	$—	$286.8
Non-interest income	17.8	19.3	—	19.3
Total revenue	273.6	306.1	—	306.1
Less:
Interest expense	25.7	31.5	(0.7)	30.8
Provision (release) for loan losses	—	—	—	—
Net decrease in fair value	(17.5)	(148.0)	2.2	(145.7)
Net revenue	230.4	126.7	2.9	129.6

Operating expenses:
Technology and facilities	66.0	62.3	—	62.3
Sales and marketing	47.6	44.9	—	44.9
Personnel	55.4	53.3	—	53.3
Outsourcing and professional fees	27.4	24.7	—	24.7
General, administrative and other	20.2	6.5	—	6.5
Total operating expenses	216.7	191.6	—	191.6

Income (loss) before taxes	13.8	(64.9)	2.9	(62.0)
Income tax expense (benefit)	3.5	(17.4)	1.1	(16.3)
Net income (loss)	$10.3	$(47.5)	$1.9	$(45.7)

Note: Numbers may not foot or cross-foot due to rounding.

(1) Beginning in 2021 the Company no longer includes any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value. Therefore, the six months ended June 30, 2021 is presented on a GAAP basis and the six months ended June 30, 2020 includes Fair Value Pro Forma adjustments related to its asset-backed notes at amortized cost.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	June 30, 2021 (1)	June 30, 2020
	As Reported	As Reported	FV Adjustments	FV Pro Forma
Assets
Cash and cash equivalents	$138.4	$139.2	$—	$139.2
Restricted cash	219.5	58.7	—	58.7
Loans receivable	1,726.9	1,635.7	—	1,635.7
Other assets	136.6	141.0	—	141.0
Total assets	2,221.5	1,974.6	—	1,974.6

Liabilities
Total debt	1,613.6	1,393.9	(1.4)	1,392.5
Other liabilities	123.5	126.4	1.1	127.5
Total liabilities	1,737.2	1,520.3	(0.3)	1,520.0
Total stockholders' equity	484.3	454.3	0.3	454.6
Total liabilities and stockholders' equity	$2,221.5	$1,974.6	$—	$1,974.6

Note: Numbers may not foot or cross-foot due to rounding.

(1) Beginning in 2021 the Company no longer includes any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value. Therefore, the balances as of June 30, 2021 are presented on a GAAP basis and the balances as of June 30, 2020 include Fair Value Pro Forma adjustments related to its asset-backed notes at amortized cost.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA	2021	2020	2021	2020
Net income (loss)	$7.2	$(34.2)	$10.3	$(47.5)
Adjustments:
Fair Value Pro Forma net income adjustment (1)	—	(6.6)	—	1.9
Income tax expense (benefit)	2.6	(15.2)	3.5	(16.3)
COVID-19 expenses (2)	—	2.4	—	3.0
Depreciation and amortization	6.0	5.1	11.3	9.8
Impairment (3)	3.3	—	3.3	—
Stock-based compensation expense	5.4	5.0	10.5	9.1
Retail network optimization expenses	4.9	—	12.7	—
Origination fees for Fair Value Loans, net	(5.3)	3.3	(6.7)	4.8
Fair value mark-to-market adjustment	(19.6)	45.2	(42.6)	58.6
Adjusted EBITDA	$4.5	$4.8	$2.2	$23.3

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Net Income (Loss)	2021	2020	2021	2020
Net income (loss)	$7.2	$(34.2)	$10.3	$(47.5)
Adjustments:
Fair Value Pro Forma net income adjustment (1)	—	(6.6)	—	1.9
Income tax expense (benefit)	2.6	(15.2)	3.5	(16.3)
COVID-19 expenses (2)	—	2.4	—	3.0
Impairment (3)	3.3	—	3.3	—
Stock-based compensation expense	5.4	5.0	10.5	9.1
Retail network optimization expenses	4.9	—	12.7	—
Adjusted income (loss) before taxes	23.4	(48.7)	40.2	(49.8)
Normalized income tax expense (benefit)	6.4	(13.6)	11.0	(13.9)
Adjusted Net Income (Loss)	$17.0	$(35.1)	$29.2	$(35.9)

Note: Numbers may not foot or cross-foot due to rounding.

(1) Beginning in 2021 the Company no longer includes any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value.
(2) As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted EBITDA or Adjusted Net Income because the Company's business practices have been updated to operate in the current environment.
(3) Impairment charge recognized on a right-of-use asset related to the Company's leased office space in San Carlos, California due to management's decision to move toward a remote-first work environment.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
GAAP Earnings (Loss) per Share	2021	2020	2021	2020
Net income (loss)	$7.2	$(34.2)	$10.3	$(47.5)
Net income (loss) attributable to common stockholders	$7.2	$(34.2)	$10.3	$(47.5)

Basic weighted-average common shares outstanding	28,004,699	27,233,394	27,888,029	27,125,054
Weighted average effect of dilutive securities:
Stock options	1,327,358	—	1,301,088	—
Restricted stock units	718,790	—	646,972	—
Diluted weighted-average common shares outstanding	30,050,847	27,233,394	29,836,089	27,125,054

Earnings (loss) per share:
Basic	$0.26	$(1.26)	$0.37	$(1.75)
Diluted	$0.24	$(1.26)	$0.34	$(1.75)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Earnings (Loss) Per Share	2021	2020	2021	2020
Diluted earnings (loss) per share	$0.24	$(1.26)	$0.34	$(1.75)

Adjusted Net Income (Loss)	$17.0	$(35.1)	$29.2	$(35.9)

Basic weighted-average common shares outstanding	28,004,699	27,233,394	27,888,029	27,125,054
Weighted average effect of dilutive securities:
Stock options	1,327,358	—	1,301,088	—
Restricted stock units	718,790	—	646,972	—
Diluted adjusted weighted-average common shares outstanding	30,050,847	27,233,394	29,836,089	27,125,054

Adjusted Earnings (Loss) Per Share	$0.56	$(1.29)	$0.98	$(1.32)

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	3Q 2021		FY 2021
	Low	High	Low	High
Adjusted EBITDA
Net income	$8.5	$10.0	$28.5	$30.8
Adjustments:
Income tax expense	3.1	3.7	10.3	11.1
Depreciation and amortization	6.5	6.7	25.3	25.9
Impairment	—	—	3.3	3.3
Stock-based compensation expense	4.9	5.6	21.0	22.1
Retail network optimization expenses	—	—	12.7	12.7
Origination fees for Fair Value Loans, net	(7.0)	(8.2)	(21.7)	(23.7)
Fair value mark-to-market adjustment	(13.1)	(12.8)	(72.3)	(72.1)
Adjusted EBITDA	$3.0	$5.1	$7.0	$10.0

	3Q 2021		FY 2021
	Low	High	Low	Low
Adjusted Net Income
Net income	$8.5	$10.0	$28.5	30.8
Adjustments:
Income tax expense	3.1	3.7	10.3	11.1
Impairment	—	—	3.3	3.3
Stock-based compensation expense	4.9	5.6	21.0	22.1
Retail network optimization expenses	—	—	12.7	12.7
Adjusted income before taxes	16.5	19.4	75.8	79.9
Normalized income tax expense	4.5	5.3	20.8	21.9
Adjusted Net Income (1)	$12.0	$14.0	$55.0	$58.0

Note: Numbers may not foot or cross-foot due to rounding.

(1) Management's guidance assumes the following for 3Q 2021 and FY 2021, respectively:

With respect to 3Q 2021, for loans which are projected to have a weighted average life of 0.77 years, the Company is assuming a September 30, 2021 interpolated LIBOR/Swap rate of 0.15%, based on the forward rates from August 2, 2021. For notes, which have original terms of 2 or 3 years, the Company interpolates between the forward swap rates. The Company is assuming a September 30, 2021 interpolated LIBOR/Swap rate of 0.21%, based on the forward rates from August 2, 2021.

With respect to FY 2021, for loans which are projected to have a weighted average life of 0.77 years, the Company is assuming a December 31, 2021 interpolated LIBOR/Swap rate of 0.17%, based on the forward rates from August 2, 2021. For notes, which have original terms of 2 or 3 years, the Company interpolates between the forward swap rates. The Company is assuming a December 31, 2021 interpolated LIBOR/Swap rate of 0.25%, based on the forward rates from August 2, 2021.